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                                                                  EXHIBIT 10gg-6

                             SIXTH AMENDMENT TO THE
                        BELLSOUTH RETIREMENT SAVINGS PLAN

     THIS SIXTH AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made this 22nd day of December 2005, by the BellSouth Savings Plan Committee (the "Committee").

                                   WITNESSETH:

     WHEREAS, BellSouth Corporation ("BellSouth") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

     WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

     WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee;

     WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company;

     WHEREAS, the Committee desires to reduce the mandatory cash-out threshold to $1,000 and to eliminate the look-back rule for mandatory cash-outs; and

     WHEREAS, IYP Employee Services, LLC adopted the Plan effective January 1, 2005; and

     WHEREAS, the Committee desires to allow participants to exchange between investment funds in dollar increments; and

     WHEREAS, the Committee desires to reduce the minimum repayment period for participant loans under the Plan from two years to one year and to eliminate the one-year requirement before repayments can be made;

     WHEREAS, the Committee desires to allow participants to designate a foundation as a beneficiary under the Plan;

     NOW, THEREFORE, the Plan is amended as follows:

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                                       1.

     Effective June 29, 2005, Section 10 of the Plan is amended by deleting
Section 10.1(c) in its entirety and substituting the following in lieu thereof:

          "c. The loan provides for the repayment (which for a Participating Employee while an active Employee shall be made only through payroll deductions unless otherwise provided by Plan Rules) of principal and interest in substantially level installments not less frequent than quarterly over a period of at least one year but no more than five years. Prepayment of the loan in a lump-sum amount may be made at any time. The payroll deductions for loan repayments to the Plan shall be made prior to the collection of any contributions."

                                       2.

     Effective March 28, 2005, Section 9 of the Plan is adding to the end of
Section 9.1(c)(ii) the following:

          "Unless the value of the Units in the Participating Employee's Account exceeds $1,000 (or prior to January 1, 2005 exceeded $5,000 and prior to April 1, 1998 exceeded $3,500), or if the payment constitutes a withdrawal, payment of the Units shall be made in the form of a single lump-sum payment without the consent of the Participating Employee."

                                       3.

     Effective March 28, 2005, Section 9 of the Plan is amended by deleting
Section 9.5(a)(ii) in its entirety and substituting the following in lieu thereof:

          "(ii) subject to the terms of Section 9.1 and Paragraph (c) below, the distribution of all of the vested Units in such Participating Employee's Account shall be made or commenced as soon as practicable following the date on which such separation is effective; provided, however, that in the event such Participating Employee has no vested interest in his Account at the time of such separation, he shall be deemed to have received a cash-out distribution at the time of his separation; provided, further, if the value of such Units exceeds one thousand dollars ($1,000) (or prior to January 1, 2005 exceeded five thousand dollars ($5,000) and prior to April 1, 1998 exceeded three thousand five hundred dollars ($3,500)), such Participating Employee's Account shall not be distributed before age 65 without his written consent. A Participating Employee may elect to defer distribution or the commencement of distributions until a later date, but not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participating Employee attains age 70 1/2, or (ii) the calendar year in which the Participating Employee actually separates from service with all Affiliates (provided, for Plan Years prior to January 1, 2001, the earlier of (i) and (ii) was applicable). Notwithstanding the foregoing, if such Participating Employee is a five percent owner (as defined in Code Section 416), benefit payments shall be made or


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     commence no later than April 1 following the calendar year in which the
     Participant attains age 70 1/2; and"

                                       4.

     Effective January 1, 2005, Section 16 of the Plan is amended by deleting
Section 16.1(b) in its entirety and substituting the following in lieu thereof:

          "b. If the Participating Employee's beneficiary designation includes a trust, foundation, or other person (other than an individual) as either the primary or contingent beneficiary, such designation may be disregarded if such designation otherwise conflicts with another provision of the Plan."

                                       5.

     Effective August 1, 2005, Section 7 of the Plan is hereby amended by adding the following new Section 7.4(d):

          "d. Notwithstanding anything herein to the contrary, a Participating Employee may make fund exchanges in whole dollar amounts or whole percentages in accordance with Plan Rules."

                                       6.

     Effective January 1, 2005, amend Schedule A of the Plan by adding the following Participating Company at the end of Schedule A:


                        Effective Date of
Participating Company     Participation
---------------------   -----------------
IYP Employee Services   January 1, 2005


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                                       7.

     Any other provisions of the Plan not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee as of the date first set forth herein.

                                        BELLSOUTH SAVINGS PLAN COMMITTEE


                                        /s/ Richard D. Sibbernsen
                                        ----------------------------------------
                                        By: Richard D. Sibbernsen, Chairman


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